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                                                                    EXHIBIT 10.7

                               SECOND AMENDMENT
                                      TO
                        NEWPORT NEWS SHIPBUILDING INC.
                      RETIREMENT BENEFIT RESTORATION PLAN



     The Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan (the "Plan") is hereby amended, effective immediately prior to the Consummation of the Offer (as defined in the Agreement and Plan of Merger among General Dynamics Corporation, Grail Acquisition Corporation and Newport News Shipbuilding Inc. (the "Company"), dated as of April 24, 2001), as follows:


     1. Section 2.7 (the definition of "Change in Control") is amended by adding a new clause (vi) thereof to read as follows:

          "(vi) the Consummation of the Offer (as defined in the Agreement and Plan of Merger among General Dynamics Corporation, Grail Acquisition Corporation and the Company, dated as of April 24,
                 2001)."

     2. Section 3.1(a) is amended by adding the following phrase immediately preceding the end thereof:

          "or the employee is in a position designated as ECP Level 5 or above"


     Full Force and Effect.  Except as expressly amended hereby, the Plan shall
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continue in full force and effect in accordance with the terms thereof on the date hereof.

     Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction.
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          IN WITNESS WHEREOF, this Amendment is hereby executed this _____ day of _______, 2001.


                                   NEWPORT NEWS SHIPBUILDING INC.



                                   By:_______________________
                                      Vice President, Human
                                      Resources and EH&S



ATTEST:



By:_________________________
Title: